Exhibit 10.3
LOCK-UP AND TRADING RESTRICTION AGREEMENT

LOCK-UP AND TRADING RESTRICTION AGREEMENT, dated as of _______, 2008 (the “Agreement”), by and among [___________] (the “Stockholder”), Fortissimo Acquisition Corp., a Delaware corporation (“Parent”) and [_________] (the “Trading Restriction Administrator”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

WHEREAS, the execution of this Agreement is a condition to closing of the Agreement and Plan of Merger and Interests Purchase Agreement, dated as of January 15, 2008, by and among Parent, FAC Acquisition Sub Corp., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Psyop, Inc., a New York corporation (the “Company”), Psyop Services, LLC, a New York limited liability company, Justin Booth-Clibborn, Hejung Marie Hyon, Justin Lane, Kylie Matulick, Eben Mears, Robert Todd Mueller, Samuel Selinger, Marco Spier and Christopher Staves (collectively, the “Stockholders”) and the Stockholders’ Representative (the “Merger Agreement”).

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Stockholder agree to be bound by the terms of this Agreement.

WHEREAS, Parent, the Stockholders and the Trading Restriction Administrator (the “Parties”) desire to establish the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.  Lock-up. The Stockholder hereby agrees as follows:

(a)  As of the Closing Date, the Stockholder shall be entitled to receive a certain number of shares of Parent Common Stock (the “Stockholder Shares”) as set out in the Merger Agreement.

(b)  Except as provided pursuant to subsection (c) below, the Stockholder will not, without the prior written consent of Parent, which consent may be withheld for any reason, directly or indirectly, (i) offer, pledge, hypothecate, sell, contract to sell, enter any agreement to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Stockholder Shares, or file any registration statement under the United States Securities Act of 1933, as amended, with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of any Stockholder Shares, whether any such transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise.

(c)  Notwithstanding the foregoing, the Stockholder is permitted to offer, pledge, hypothecate, sell, contract to sell, enter into any agreement to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer Stockholder Shares according to the schedule set forth below:

12 months after the Closing Date (the “Initial Release Date”)	33.33% of the Stockholder Shares

12 months after the Initial Release Date (the “Final Release Date”)	100.00% of the Stockholder Shares

In the event the Stockholder attempts to transfer or otherwise dispose of the Stockholder Shares in violation of Section 1(b) prior to the Final Release Date, such transfer shall have no force and effect.

Furthermore, any certificate representing Stockholder Shares shall have a legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AND TRADING RESTRICTION AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION.”

(d)  The Stockholder agrees and consents to the entry of stock transfer instructions with Parent’s transfer agent against the transfer of any Stockholder Shares held by the Stockholder and subject to this Agreement except in compliance with the foregoing restrictions.

Section 2.  Trading Restrictions.

(a)  Subject to Section 2(b) below, for a period of two (2) years following the Initial Release Date, each Stockholder agrees that the Stockholders may not, as a group, directly or indirectly, sell, offer to sell, grant any option for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (“Transfer”) to any Third Party any legal or beneficial interest in shares of Parent Common Stock (the “Shares”) (whether pursuant to a registration statement or otherwise), on any given day, constituting more than 10% of the average daily trading volume of Parent Common Stock over the 20 trading days before such day, nor can the Stockholders, as a group, Transfer, in any given week, more than 30% of the average daily trading volume of Parent Common Stock over the 20 trading days before such week. If the Stockholders, as a group, request to Transfer more than the foregoing amounts, then all such requesting Stockholders shall be restricted from the Transfer of Shares, on a pro rata basis, so as not to exceed the foregoing amounts, in accordance with the provisions of Section 3. “Third Party”, for purposes of this Agreement, means any Person other than: (i) a Stockholder; (ii) the spouse, parent, sibling or descendants of a Stockholder; (iii) any trusts for the benefit of a Stockholder, or (iv) all Persons Affiliated with, principally owned by and/or organized or operating for the benefit of any of the foregoing, in each case, so long as such Person agrees to be bound by this Agreement, including the restrictions set forth in this Section 2, by the execution and delivery of an Addendum in the form of Schedule B. For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

(b)  Notwithstanding Section 2(a) above or any other provision of this Agreement to the contrary, any Stockholder may Transfer any or all of its Shares to any Third Party if such Transfer (i) is executed as a private sale not executed upon any exchange or through any public securities market and (ii) such Third Party agrees to be bound by this Agreement, including the restrictions set forth in this Section 2, by the execution and delivery of an Addendum in the form of Schedule B.

(c)  Whenever a Stockholder desires to Transfer any Shares, the Stockholder shall make a request in writing to the Trading Restriction Administrator, in accordance with the instructions contained in Schedule A attached hereto, not later than Noon, Eastern time, on the Business Day before the proposed date for such Transfer, specifying the number of the Shares requested to be Transferred and the proposed date for such Transfer.

(d)  Upon any request by a Stockholder pursuant to Section 2(c), the Trading Restriction Administrator, in its sole discretion exercised in good faith, shall determine whether such Transfer is permissible pursuant to Section 2(a), taking into account the request for such Transfer and all other requests by the other Stockholders for such proposed date.

(e)  If the proposed Transfer would not exceed the limits imposed by Section 2(a), as determined by the Trading Restriction Administrator in accordance with Section 2(d), the Trading Restriction Administrator shall promptly notify Parent and the Stockholder, not later than 4:00 P.M., Eastern time, on the Business Day before the proposed date for such Transfer, that such Transfer is permissible under Section 2, and Parent shall take such appropriate steps as are necessary to facilitate such Transfer on the stock records of Parent.

(f)  If the proposed Transfer would exceed the limits imposed by Section 2(a), as determined by the Trading Restriction Administrator in accordance with Section 2(d), the Trading Restriction Administrator shall calculate the number of Shares that may be Transferred by each requesting Stockholder in accordance with the restrictions set forth in Section 2(a) (the “Adjusted Amount”), which, in each case, shall be equal to the maximum number of Shares that could be Transferred on such date by all Stockholders, multiplied by a fraction, the numerator of which is the number of Shares requested to be Transferred by such requesting Stockholder on such date and the denominator of which is the number of Shares requested to be Transferred by all Stockholders who have requested a Transfer on such date. The Trading Restriction Administrator shall promptly notify Parent and the Stockholder, not later than 4:00 P.M., Eastern time, on the Business Day before the proposed date for such Transfer, that such Transfer is only permissible if adjusted pursuant to this Section 2(f), specifying the Adjusted Amount. Unless the Stockholder delivers a notice to Parent and the Trading Restriction Administrator (which must be received by Parent and the Trading Restriction Administrator by 5:00 P.M., Eastern time, on the Business Day before the proposed date for such Transfer (the “Final Rejection Time”)), that such Stockholder no longer desires to sell the Adjusted Amount of Shares, Parent shall take such appropriate steps as are necessary to facilitate such Transfer of the Adjusted Amount on the stock records of Parent.

(g)  Any Transfer permitted to be made pursuant to this Agreement shall be brokered by the Trading Restriction Administrator or any of its affiliates, except for the exempt transactions described in Section 3.

(h)  The Parties understand that the Shares covered by this Agreement are not subject to an effective registration statement at the time of this Agreement, and neither Parent nor the Trading Restriction Administrator are responsible for fluctuations in the market in connection with any Transfer of the Shares.

(i)  Each Stockholder agrees in connection with any registered underwritten public offering of the Parent Common Stock occurring during the 3-year period following the Initial Release Date that, upon request of the Parent or the underwriters managing an underwritten public offering, for a period of 90 days (or such shorter period of time as may be requested by the Parent or the underwriters), not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Parent Common Stock (other than those, if any, that are included in the public offering) without the prior written consent of the Parent or such underwriters, as the case may be, provided that all of the officers and directors of the Parent shall also enter into an agreement imposing substantially equivalent restrictions on such persons for the same period of time as such restrictions are imposed on the Stockholders, and, provided, further, that the Parent may not invoke this right more than twice in any twelve (12) month period.

Section 3.  Exempt Transactions. Notwithstanding the restrictions set forth in Sections 1 and 2 above, the Stockholder may sell, assign or transfer all or any portion of the Stockholder Shares: (i) to his or her spouse (or former spouse in connection with any marital separation, asset allocation agreement or qualified domestic relations order) or parents, siblings or children (by blood, marriage or adoption) (“Qualified Relatives”), to a trust established for the benefit of the Stockholder or his or her Qualified Relatives, to an entity owned, directly or indirectly, by such a trust or to a beneficiary of his or her will through a disposition under such will; (ii) if the Stockholder is a partnership, to its partners; (iii) to an Affiliate of the Stockholder or his or her Qualified Relatives; or (iv) to the beneficiaries of any trust to which the Stockholder has transferred Stockholder Shares in compliance with subsection (i); provided that, in each case, the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if such transferee were a holder of Stockholder Shares hereunder.

Section 4.  Representations and Warranties of the Stockholder. The Stockholder on his, her or its own behalf hereby represents and warrants Parent as follows:

(a)  Power, Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of his, her or its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any material agreement to which the Stockholder is a party, including, without limitation, any lock-up agreement, shareholders’ agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)  No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, hypothecation, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder of any of his, her or its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of the Stockholder to perform its obligations hereunder.

Section 5.  Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 6.  Miscellaneous.

(a)  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b)  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith or modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of laws principles thereof directing the application of any law other than that of the State of New York. Courts within the State of New York, County of New York or the United States District Court for the Southern District of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

(d)  No delay or omission by either party hereto in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right of any other occasion.

(e)  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The delivery of a signature page of this Agreement by one party to each of the other parties via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

FORTISSIMO ACQUISITION CORP.

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

STOCKHOLDER

Signature block for individuals:

_________________________________________
Signature

_________________________________________
Print Name

_________________________________________
[TRADING RESTRICTION ADMINISTRATOR]

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Signature Page to Lock-Up Agreement